ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-178960

Dated May 28, 2014

Campaign	Headline	Description Line 1	Description Line 2
AMU-Desktop	ETRACS Alerian MLP Index	Exposure to a portfolio of 50 MLPs	A single, exchange-traded security.
AMU-Desktop	ETRACS Alerian MLP Index	Access to the Alerian MLP Index	A portfolio of 50 energy MLPs.
AMU-Desktop	ETRACS ETN AMUs	Leverage Your Exposure to AMU	Through A Single Investment
BDC - Desktop	ETRACS BDCS ETN	Invest In A Unique Asset Class	With The ETRACS BDCS ETN
BDC - Desktop	ETRACS BDCS ETN	Leverage Your Exposure To BDCs	Through A Single Investment
BDC - Desktop	ETRACS ETN	Offers You Diversified Exposure To	Business Development Companies
BDC - Desktop	ETRACS ETN BDCs	Linked to the Wells Fargo Business	Development Company Index ETN
BDC - Desktop	ETRACS ETN BDCs	Leveraged Exposure To BDCs	Through A Single Investment
Brand	ETRACS BDC ETNs	Innovative, Convenient Access to a	Business Development Company Index
Brand	ETRACS BDC ETNs	Exposure to The BDC Industry	With Innovative Investment: BDCS
Brand	ETRACS BDC ETNs	Access to the BDC Industry	With ETRACS BDCL and BDCS
Brand	ETRACS BDCL	Leverage Your Exposure To BDCs	Through A Single Investment
Brand	ETRACS BDCL ETN	Leveraged Income Potential. An	Innovative Alternative Investment
Brand	ETRACS BDCS ETN	Offers You Diversified Exposure To	Business Development Companies
Brand	ETRACS BDCS ETN	Invest In A Unique Asset Class	With The ETRACS BDCS ETN
Brand	ETRACS Alerian MLP Index	Access to the Alerian MLP Index	A portfolio of 50 energy MLPs.
Brand	ETRACS Alerian MLP Index	Exposure to a portfolio of 50 MLPs	With an exchange-traded security.
Brand	ETRACS Alerian MLP	Portfolio Of Energy Infrastructure	MLPs Through A Single Investment
Brand	ETRACS Alerian MLP	Innovative MLP Exposure To The	Alerian Energy Infrastructure Index
Brand	ETRACS MLP ETNs	The Power Of Choice	Express Your View On MLPs
Brand	ETRACS MLP ETNs	2x Monthly Leveraged Long Alerian	ETN. Learn more
Brand	ETRACS MLP ETNs	ETRACS MLP ETNs offer	Exposure from Energy to Natural Gas
Brand	ETRACS MLP ETNs	ETRACS - Access a	Full Suite of MLP Products
Brand	ETRACS CMCI ETNs	Diversify Your Investment Portfolio	With ETRACS Commodity ETNs
Brand	ETRACS CMCI ETNs	Diversify Commodity Expoosure	Through a single Investment
Brand	ETRACS CMCI ETNs	Innovative Commodity Investment	Provided by ETRACS CMCI ETNs
Brand	ETRACS ETNs	Exchange-Traded Notes, efficient	Access To Markets & Strategies
Brand	ETRACS ETNs	Exchange-Traded Products	Access To Markets & Strategies
Brand	ETRACS ETNs	Full Suite Of Innovative ETNs.	Volatility, MLPs And More.
Brand	UBS ETRACS ETNs	Full suite of exchange-traded notes	Commodities, MLPs and Income
Brand	UBS ETRACS REIT ETN	Etracs Monthly Pay 2x Leveraged	Global Mortgage REITs Index.
Brand	UBS ETRACS REIT ETN	2x Leveraged Exposure	to a mortgage REIT index.
Brand	UBS ETRACS REIT ETN	High Monthly Income Potential and	Leveraged Exposure to Mortgage REIT

Brand-BDCs	ETRACS ETN	Offers You Diversified Exposure To	Business Development Companies
Brand-BDCs	ETRACS ETN BDCs	Leverage Your Exposure To BDCs	Through A Single Investment
Brand-BDCs	ETRACS BDCL	Leverage Your Exposure To BDCs	Through A Single Investment
Brand-BDCs	ETRACS BDCL	2xLeveraged Long BDCL.	Innovative Alternative Investment
Brand-BDCs	ETRACS BDCs	ETRACS Business Development Company	ETN. Learn more
Brand-BDCs	ETRACS BDCS ETN	Leverage Your Exposure To BDCs	Through A Single Investment
Brand-BDCs	ETRACS BDCS ETN	Invest In A Unique Asset Class	With The ETRACS BDCS ETN
Brand-ETRACs	UBS ETRACS ETNs	Full suite of ETRACS ETNs	Commodities, MLPs and Income
Brand-ETRACS	UBS ETRACS ETN	Full suite of exchange-traded notes	Commodities, MLPs and Income
Brand-MLPs	ETRACS MLP ETNs	ETRACS MLPs	Master Limited Partnerships.
Brand-MLPs	UBS ETRACS MLP ETNs	ETRACS MLP ETN	Master Limited Partnership Exposure
Brand-MLPs	UBS ETRACS MLP ETNs	Full Suite Of Innovative ETNs.	Volatility, MLPs And More. Read Now
CEFL-Desktop	ETRACS CEFL ETN	ETRACS’ Innovative Investments	Tracking Hi-Income Indexes.
CEFL-Desktop	UBS ETRACS CEFL	UBS CEFL Income ETN Monthly	Pay 2x Leveraged. Learn More!
CEFL-Desktop	UBS ETRACS CEFL ETN	Diversified ETN W/ Variable Monthly	Coupon. Learn More!
DJCI-Desktop	ETRACS DJCI ETN	ETRACS’ ETNs offer exposure to	High Income Indexes. Contact Us!
DJCI-Desktop	UBS ETRACS DJCI	Exposure to Portfolio of Commodity	Through A Single Investment
DJCI-Desktop	UBS ETRACS DJCI ETN	Diversified Commodites Exposure	With a Single ETN. Learn More!
DVHL-Desktop	ETRACS DVHL ETN	ETRACS’ Innovative Investments	Offer High Income ETNs. Contact Us!
DVHL-Desktop	UBS ETRACS DVHL	UBS DVHL Leveraged High	Income ETN. Learn More!
DVHL-Desktop	UBS ETRACS DVHL	2x Leveraged Diversified High	Income ETN. Read More Online Now!
DVHL-Desktop	UBS ETRACS DVHL ETN	DVHL, NYSE Diversified	High Income Index. Learn More!
MORL-Desktop	ETRACS Leveraged	Monthly Pay 2xLeveraged REIT ETN	Performance of Global Mortgage REIT
MORL-Desktop	ETRACS REIT ETN	ETRACS Monthly Pay 2xLeveraged	REIT ETN: MORL. Learn More.
MORL-Desktop	UBS ETRACS REIT ETN	Pay 2xLeveraged Mortgage REIT ETN	Global Mortgage REITs Index.
Non Brand-BDCs	ETRACS ETN	Offers You Diversified Exposure To	Business Development Companies
Non Brand-BDCs	ETRACS ETN BDCs	Linked to the Wells Fargo Business	Development Company. Learn More!
Non Brand-BDCs	ETRACS ETN BDCs	Leverage Your Exposure To BDCs	Through A Single Investment
Non Brand-BDCs	ETRACS BDCL	Leverage Your Exposure To BDCs	Through A Single Investment
Non Brand-BDCs	ETRACS BDCL	2xLeveraged Long ETN: BDCL	With Quarterly Income Potential
Non Brand-BDCs	ETRACS BDCS ETN	Leverage Your Exposure To BDCs	Through A Single Investment
Non Brand-BDCs	ETRACS BDCS ETN	Invest In A Unique Asset Class	With The ETRACS BDCS ETN
Non Brand-MLPs	ETRACS MLP ETNs	MLPL, AMU, MLPI, MLPG	Master Limited Partnerships.
Non Brand-MLPs	UBS ETRACS MLP ETNs	ETRACS MLP	Master Limited Partnerships.

Brand-MLPs	UBS ETRACS MLP ETNs	Full Suite Of Innovative ETNs.	Volatility, MLPs And More. Read Now
SPLX	ETRACS SPLX ETN	ETRACS SPLX ETN Resets Monthly W/	2x Leveraged Exposure. Learn More!
SPLX	UBS - ETRACS SPLX	SPLX ETN Resets Monthly Not Daily	And Provides Large Cap Exposure.
SPLX	UBS ETRACS SPLX ETN	2x Leveraged Exposure To Price	Performance of Bellwether Index
SPLX	UBS ETRACS SPLX ETN	2x Leveraged Exposure To	Dividends of Bellwether Index
SPLX	UBS ETRACS SPLX ETN	Leveraged Exposure To S&P 500	Total Return Index